SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)    April 28, 2006
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                                MMC ENERGY, INC.
                       (FORMERLY HIGH TIDE VENTURES, INC.)
             (Exact name of Registrant as specified in its charter)



          Nevada                       333-121542              Applied For
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File number)      (IRS Employer
     of incorporation or                                     Identification No.)
      organization)


         747 17th Street, Suite 301 West Vancouver. B.C., Canada V7V 3T4
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (604) 351-1897
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



                  (Former Address If Changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                            SECTION 8 - OTHER EVENTS

ITEM 8.01.        OTHER EVENTS

      On April 28, 2006, the Registrant filed a Certificate of Amendment (the "Amendment") to its Articles of Incorporation with the Secretary of State of the State of Nevada changing its name from High Tide Ventures, Inc. to MMC Energy, Inc.

      The Registrant is currently engaged in discussions with MMC Energy North America, LLC regarding the possibility of a reverse triangular merger (the "Merger") involving the two companies. At this stage, no definitive terms have been agreed to, and neither party is currently bound to proceed with the Merger. The Registrant, with the permission of MMC, changed its name to facilitate these discussions.

      In addition, pursuant to the Amendment, the Registrant increased its authorized capital stock from 75,000,000 shares of common stock, par value $0.001, to 300,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.

      The Amendment was approved unanimously by the Registrant's Board of Directors and by the vote of more than a majority of the Registrant's common stock.

      (c) Exhibits:


EXHIBIT NO.    EXHIBIT DESCRIPTION
-----------    -------------------

    3          Certificate of Amendment to Articles of Incorporation, filed
               April 28, 2006

                                   SIGNATURES

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            MMC Energy, Inc.


Date: May 2, 2006                   By:     /s/ Brent Peters
                                            ---------------------------
                                                Brent Peters
                                                Chief Executive Officer